As filed with the Securities and Exchange Commission on February 20, 2001

                                                   Registration No._____________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------


                                 USX CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                     Delaware                              25-0996816
              ----------------------                       ----------
             (State of Incorporation)                    (IRS Employer
                                                       Identification No.)


                USX CORPORATION NON-OFFICER RESTRICTED STOCK PLAN
                -------------------------------------------------
                            (Full title of the Plan)


                  Dan D. Sandman, General Counsel and Secretary
                                 USX CORPORATION
                   600 Grant Street, Pittsburgh, PA 15219-4776
                                 (412) 433-1121
             (Name, Address and Telephone No. of Agent for Service)


                         CALCULATION OF REGISTRATION FEE

=============================================================================================================
           TITLE OF                AMOUNT BEING    PROPOSED MAXIMUM      PROPOSED MAXIMUM        AMOUNT OF
       SECURITIES BEING             REGISTERED      OFFERING PRICE      AGGREGATE OFFERING      REGISTRATION
          REGISTERED                                   PER SHARE              PRICE                 FEE

USX-Marathon Group                  10,000,000          $28.86             $288,600,000
Common Stock,
par value $1.00 per share

USX-U. S. Steel Group                3,000,000          $15.52             $ 46,560,000
Common Stock,
par value $1.00 per share                                                  ____________          __________
                                                                           $335,160,000          $83,790(1)
=============================================================================================================

(1) Calculated in accordance with Rule 457(c) based upon the average of the high and low prices as of February 14, 2001.

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed with the Commission (File No. 1-5153) by USX Corporation (hereinafter "USX," the "Company" or the "Corporation") are incorporated herein by reference:


1.  Annual Report on Form 10-K for the year ended December 31, 1999.

2. Quarterly Report on Form 10-Q for the periods ended March 31, June 30, and September 30, 2000.

3. Current Reports on Form 8-K dated February 17, March 3, June 1, July 25, July 25, and October 23, 2000.

4. The description of the USX-Marathon Group Common Stock included in USX's Form 8 Amendment to a Registration Statement on Form 8-B filed on April 11, 1991.

5. The description of the USX-U. S. Steel Group Common Stock contained in USX's Registration Statement on Form 8-A dated April 11, 1991.

6. Rights Agreement dated as of September 28, 1999 between USX Corporation and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, set forth in
    Exhibit 4 to USX's Form 8-K filed on September 28, 1999.

         All documents subsequently filed by USX pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Inapplicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the issuance of the Securities being registered has been passed upon for the Company by J. A. Hammerschmidt, Assistant General Counsel-Corporate for the Company. Mr. Hammerschmidt in his capacity as Assistant General Counsel-Corporate is paid a salary by the Company and participates in various employee benefit plans offered to employees of the Company generally.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article V of USX's By-laws provides that USX shall indemnify to the fullest extent permitted by law any person who is made or is threatened to be made a party or is involved in any action, suit, or proceeding whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director, officer, employee or agent of USX or is or was serving at the request of USX as an officer, director, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

         USX is empowered by Section 145 of the Delaware General Corporation Law, subject to the procedures and limitations stated therein, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of USX) by reason of the fact that such person is or was an officer, employee, agent or director of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The Corporation may indemnify any such person against expenses (including attorneys' fees) in an action by or in the right of the Corporation under the same conditions, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to the Corporation. To the extent such person is successful on the merits or otherwise in the defense of any action referred to above, the Corporation must indemnify such person against the expenses which are actually and reasonably incurred in connection therewith.

         Policies of insurance are maintained by the Corporation under which directors and officers of USX are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

         The Corporation's Certificate of Incorporation provides that no director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Inapplicable.

ITEM 8.  EXHIBITS

         Refer to Exhibit Index following.

ITEM 9.  UNDERTAKINGS

(a)  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

        (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



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

                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on the 20th day of February, 2001.

                                           USX CORPORATION

                                           By: /s/ Larry G. Schultz
                                               ---------------------------------
                                               Larry G. Schultz
                                               Vice President - Accounting


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 20th day of February, 2001.


                                           *Thomas J. Usher
                                           -------------------------------------
                                           Thomas J. Usher, Chairman of the
                                           Board of Directors, Chief
                                           Executive Officer and Director
                                             (Principal Executive Officer)


                                          *Robert M. Hernandez
                                           -------------------------------------
                                           Robert M. Hernandez
                                           Vice Chairman & Chief Financial
                                           Officer and Director
                                             (Principal Financial Officer)


                                           /s/ Larry G. Schultz
                                           -------------------------------------
                                           Larry G. Schultz
                                           Vice President - Accounting
                                             (Principal Accounting Officer)


                                           *Neil A. Armstrong
                                           -------------------------------------
                                           Neil A. Armstrong, Director


                                           *Clarence P. Cazalot, Jr.
                                           -------------------------------------
                                           Clarence P. Cazalot, Jr., Director

                                           *J. Gary Cooper
                                           -------------------------------------
                                           J. Gary Cooper, Director


                                           *Charles A. Corry
                                           -------------------------------------
                                           Charles A. Corry, Director


                                           *Shirley A. Jackson
                                           -------------------------------------
                                           Shirley A. Jackson, Director


                                           *Charles R. Lee
                                           -------------------------------------
                                           Charles R. Lee, Director


                                           *Paul E. Lego
                                           -------------------------------------
                                           Paul E. Lego, Director


                                           *John F. McGillicuddy
                                           -------------------------------------
                                           John F. McGillicuddy, Director


                                           *Seth E. Schofield
                                           -------------------------------------
                                           Seth E. Schofield, Director


                                           *John W.Snow
                                           -------------------------------------
                                           John W. Snow, Director


                                           *Paul J. Wilhelm
                                           -------------------------------------
                                           Paul J. Wilhelm, Director


                                           *Douglas C. Yearley
                                           -------------------------------------
                                           Douglas C. Yearley, Director


                                      *By: /s/ Larry G. Schultz
                                           -------------------------------------
                                               Larry G. Schultz
                                               Attorney-in-Fact

                                  EXHIBIT INDEX


4(a) The Fourth Article of USX's Restated Certificate of Incorporation dated May 1, 1999 defines the rights of holders of USX Capital Stock. (Incorporated by reference to Exhibit 3.1 to USX's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999.)

4(b) By-laws of USX dated May 1, 1999, as amended and currently in effect. (Incorporated by reference to Exhibit 3.2 to USX's Report on Form 10-Q for the quarter ended June 30, 1999.)

4(c) Rights Agreement dated as of September 28, 1999 between USX Corporation and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (Incorporated by reference to Exhibit 4 to USX's Form 8-K filed on September 28, 1999.)

5 Opinion of J. A. Hammerschmidt, Assistant General Counsel-Corporate of USX Corporation.

23(a)    Consent of PricewaterhouseCoopers LLP.

23(b) Consent of J. A. Hammerschmidt, Assistant General Counsel-Corporate of USX Corporation (contained in his opinion annexed hereto as Exhibit 5).

24       Powers of Attorney for Directors of USX Corporation.


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